Calculation of Filing Fee Tables
S-1
SHF Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value	Other	10,537,418	$ 0.1831	$ 1,929,401.24	0.0001381	$ 266.45
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,929,401.24		$ 266.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 266.45
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Based on $0.1880, the average of the high and low prices for a share of common stock as reported on Nasdaq on July 28, 2026, which date is a date within five business days of the filing of the registration statement filed by the registrant for the registration of the securities listed in the table above.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	SHF Holdings, Inc.	S-1	333-295616	05/06/2026		$ 266.45	Equity	Common Stock, $0.0001 par value	1,080,807	$ 851,135.51
Fee Offset Sources	2	SHF Holdings, Inc.	S-1	333-295616		05/06/2026						$ 266.45
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On May 6, 2026, the registrant filed a registration statement on Form S-1 (Registration No. 333-295616), as amended (the "Prior Registration Statement"), with the Securities and Exchange Commission (the "SEC"). The Prior Registration Statement registered, among other things, (i) 1,080,807 shares of common stock of the registrant in a secondary offering (the "PCCU Common Stock Secondary Offering") with aggregate offering price not to exceed $851,135.51 and (ii) 9,456,611 shares of common stock of the registrant underlying certain common stock purchase warrants in a secondary offering (together with the PCCU Common Stock Secondary Offering, the "PCCU Secondary Offering") with an aggregate offering price to exceed $7,447,081.16. In connection with the PCCU Secondary Offering, the registrant paid a filing fee of $1,028.44. The registrant received comments from the staff of the SEC in May 2026 and July 2026, pursuant to which the registrant subsequently revised the Prior Registration Statement to remove the PCCU Secondary Offering. As of the date of this filing, the Prior Registration Statement has not yet been declared effective. As a result, $1,028.44 (the "Unused Fees") in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $266.45 of the Unused Fees to offset the filing fee payable in connection with this filing.

Offset Note
[2]	On May 6, 2026, the registrant filed a registration statement on Form S-1 (Registration No. 333-295616), as amended (the "Prior Registration Statement"), with the Securities and Exchange Commission (the "SEC"). The Prior Registration Statement registered, among other things, (i) 1,080,807 shares of common stock of the registrant in a secondary offering (the "PCCU Common Stock Secondary Offering") with aggregate offering price not to exceed $851,135.51 and (ii) 9,456,611 shares of common stock of the registrant underlying certain common stock purchase warrants in a secondary offering (together with the PCCU Common Stock Secondary Offering, the "PCCU Secondary Offering") with an aggregate offering price to exceed $7,447,081.16. In connection with the PCCU Secondary Offering, the registrant paid a filing fee of $1,028.44. The registrant received comments from the staff of the SEC in May 2026 and July 2026, pursuant to which the registrant subsequently revised the Prior Registration Statement to remove the PCCU Secondary Offering. As of the date of this filing, the Prior Registration Statement has not yet been declared effective. As a result, $1,028.44 (the "Unused Fees") in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $266.45 of the Unused Fees to offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date